UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2006
TRIZEC PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16765 (Commission File Number)	33-0387846 (I.R.S. Employer Identification Number)

10 S. Riverside Plaza, Suite 1100, Chicago IL (Address of principal executive offices)	60606 (Zip Code)
Registrant’s telephone number, including area code:
(312) 798-6000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Press Release

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On March 24, 2006, Trizec Properties, Inc. issued a press release announcing, among other things, the appointment of Jerry Kyriazis as our Vice President, Financial Reporting and Chief Accounting Officer effective March 9, 2006.
     Mr. Kyriazis, who is 37 years old, has served as our Vice President, Financial Reporting since April 2003. From August 2000 to October 2002, Mr. Kyriazis was a consultant, providing financial reporting consulting services to public and private companies, and from October 2002 to April 2003, he provided such services exclusively to us. From 1998 to 2000, Mr. Kyriazis served as Vice President, Controller of LaSalle Hotel Properties, a $2 billion publicly traded hotel real estate investment trust. Before 1998, Mr. Kyriazis spent eight years with PricewaterhouseCoopers LLP, an international accounting and tax services firm, specializing in the audit of public and private real estate companies.
     Mr. Kyriazis currently does not have an employment agreement with us.
     A copy of the press release announcing the appointment of Mr. Kyriazis to the additional role of our Chief Accounting Officer is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIZEC PROPERTIES, INC.
Date: March 24, 2006	By:	/s/ Timothy H. Callahan
Timothy H. Callahan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated March 24, 2006 issued by Trizec Properties, Inc.